Exhibit 3.2

AMENDED AND RESTATED BYLAWS
OF
INTERSTATE POWER AND LIGHT COMPANY
Effective as of May 7, 2015

ARTICLE I
OFFICES

Section 1.1 PRINCIPAL AND BUSINESS OFFICES. - The principal office shall be in the City of Cedar Rapids, County of Linn, State of Iowa. The Corporation may have other offices, either within or without the State of Iowa, at such place or places as the Board of Directors may from time to time appoint or the business of the Corporation may require.

Section 1.2 REGISTERED OFFICE. - The registered office of the Corporation required by the Iowa Business Corporation Act to be maintained in the State of Iowa may be, but need not be, identical with the principal office in the State of Iowa, and the address of the registered office may be changed from time to time by the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.

ARTICLE II
SEAL

Section 2.1 CORPORATE SEAL. - The corporate seal shall have inscribed thereon the name of the Corporation and the words “CORPORATE SEAL, IOWA.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced.

ARTICLE III
SHAREOWNERS

Section 3.1. ANNUAL MEETING. - The Annual Meeting of Shareowners shall be held at such date and time as the Board of Directors may determine. The Board of Directors may designate any place, either within or without the State of Iowa, as the place for the Annual Meeting. If no designation is made, the place of the Annual Meeting shall be the principal office of the Corporation. The Annual Meeting shall be held for the purposes of electing Directors and of transacting such other business as may properly come before the meeting.

Section 3.2 SPECIAL MEETINGS. - Special Meetings of the Shareowners may be called by the Board of Directors or the Chief Executive Officer. The Corporation shall call a Special Meeting of Shareowners in the event that the holders of at least ten percent (10%) of all of the votes entitled to be cast on any issue request a special meeting be held.

Section 3.3 NOTICE OF MEETINGS - WAIVER. - Notice of the time and place of each Annual or Special Meeting of Shareowners shall be delivered to the recorded address of each shareowner not less than ten (10) days nor more than sixty (60) days before the date of the meeting. The notice of a Special Meeting shall state the purpose of the meeting. If an Annual or Special Meeting of shareowners is adjourned to a different date, time or place, the Corporation shall not be required to give notice of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if a new record date for an adjourned meeting is or must be fixed, the Corporation shall give notice of the adjourned meeting to persons who are shareowners as of the new record date. Notice of any meeting of the shareowners may be waived by any shareowner.

Section 3.4 FIXING OF RECORD DATE. - For the purpose of determining shareowners entitled to notice of, or to vote at, any meeting of shareowners, or at any adjournment thereof, or shareowners entitled to receive payment of any dividend, or in order to make a determination of shareowners for any other lawful action, the Board of Directors may fix, in advance, a record date for such determination of shareowners. Such date in case of a meeting of shareowners or other lawful action shall not be less than ten (10) days nor more than seventy (70) days prior to the date of such meeting or lawful action. If no record date is fixed by the Board of Directors or by statute for the determination of shareowners entitled to demand a special meeting as contemplated in Section 3.2 hereof, the record date shall be the date that the first shareowner signs the demand. When a determination of shareowners entitled to vote at any meeting of shareowners has been made as provided in this section, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting in which event the Board of Directors must fix a new record date.

Section 3.5 SHAREOWNER LIST. - The Corporation shall have available, beginning two (2) business days after the notice of the meeting is given for which the list was prepared and continuing to the date of the meeting, a complete record of each shareowner entitled to vote at such meeting, or any adjournment thereof, showing the address of and number of shares held by each shareowner. The shareowner list shall be available for inspection by any shareowner during normal business hours at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. The Corporation shall make the shareowners’ list available at the meeting and any shareowner or his/her agent or attorney may inspect the list at any time the meeting or any adjournment thereof.

Section 3.6 QUORUM AND VOTING REQUIREMENTS. - Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. A majority of the outstanding shares entitled to vote on a matter, represented in person or by proxy, shall constitute a quorum for action on that matter. If a quorum exists, except in the case of the election of Directors, action on a matter shall be approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Corporation’s Articles of Incorporation, any Bylaw adopted under authority granted in the Articles of Incorporation or statute requires a greater number of affirmative votes. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present. Though less than a quorum of the outstanding votes are represented at a meeting, a majority of the votes so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 3.7 CONDUCT OF MEETING. - The Chairperson of the Board shall preside at each meeting of shareowners. In the absence of the Chairperson of the Board, such persons, in the following order, shall act as chair of the meeting: the Chief Executive Officer, the President, any Vice President, the Director in attendance with the longest tenure in that office. The Corporate Secretary of the Corporation, or if he or she is absent, an Assistant Corporate Secretary of the Corporation or other person appointed by the chair of the meeting shall act as secretary of each shareowner meeting.

Section 3.8 PROXIES. – At any Annual Meeting or Special Meeting, a shareowner entitled to vote may vote his or her shares in person or by proxy. A shareowner entitled to vote at an Annual Meeting or Special Meeting may appoint a proxy to vote or otherwise act for the shareowner by signing an appointment form or by an electronic transmission. An electronic transmission must contain or be accompanied by information from which one can determine that the shareowner authorized the electronic transmission. An appointment of a proxy is effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the officer or agent of the Corporation authorized to tabulate votes. An appointment is valid for eleven months unless a longer period is expressly provided in the appointment.

Section 3.9 VOTING OF SHARES. - Except as provided in the Articles of Incorporation or statute, each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareowners.

Section 3.10 VOTING OF SHARES BY CERTAIN HOLDERS. - Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into that person’s name. Shares standing in the name of a trustee may be voted by such trustee, either in person or by proxy, without a transfer of such shares into the trustee’s name. The Corporation may request evidence of such fiduciary status with respect to the vote, consent, waiver, or proxy appointment.

Shares standing in the name of a receiver or trustee in bankruptcy may be voted by such receiver or trustee, and shares held by or under the control of a receiver may be voted by such receiver without the transfer of the shares into such person's name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

A pledgee, beneficial owner, or attorney-in-fact of the shares held in the name of a shareowner shall be entitled to vote such shares. The Corporation may request evidence of such signatory's authority to sign for the shareowner with respect to the vote, consent, waiver, or proxy appointment.

Neither issued but not outstanding shares nor shares held by another corporation, if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

ARTICLE IV
BOARD OF DIRECTORS

Section 4.1 GENERAL POWER. - The business and affairs of the Corporation shall be managed by its Board of Directors.

Section 4.2 NUMBER, CLASSES & TERM. - The number of Directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by the affirmative vote of a majority of the total number of Directors that the Corporation would have if there were no vacancies, but shall not be less than seven (7) nor more than sixteen (16). The Directors of the Corporation shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. At each Annual Meeting, the successors to the class of Directors whose terms shall expire at the time of such Annual Meeting shall be elected to hold office until the third succeeding Annual Meeting, and until their successors are duly elected and qualified.

Section 4.3 CHAIRPERSON OF THE BOARD. - The Chairperson of the Board if not designated as the Chief Executive Officer of the Corporation shall assist the Board in the formulation of policies and may make recommendations therefore. Information as to the affairs of the Corporation in addition to that contained in the regular reports shall be furnished to him or her on request. He or she may make suggestions and recommendations to the Chief Executive Officer regarding any matters relating to the affairs of the Corporation and shall be available for consultation and advice.

Section 4.4 QUALIFICATIONS AND REMOVAL. - No person shall be eligible for election or re-election to the Board of Directors after having attained seventy (70) years of age. Any Director who has attained seventy (70) years of age shall resign from the Board of Directors effective as of the next Annual Meeting. In the event the Chief Executive Officer resigns or retires from his or her office or employment with the Corporation, he or she shall simultaneously submit his or her resignation from the Board of Directors. In the event that the Chief Executive Officer is removed from his or her office by the Board of Directors, or is involuntarily terminated from employment with the Corporation, he or she shall simultaneously submit his or her resignation from the Board of Directors. Any Director who changes his or her employer or otherwise has a significant change in job responsibilities shall give notice orally or in writing to the Board of Directors, specifying the details, as soon as feasible and shall submit to the Board of Directors an offer to tender his or her resignation from the Board of Directors and from each Board Committee on which such Director serves. The Nominating and Governance Committee (or any other Committee of the Board of Directors performing similar functions) shall recommend to the Board of Directors whether the Board should accept such offer to tender resignation. If the Nominating and Governance Committee or such other Committee recommends acceptance of the offer to tender resignation, an affirmative vote of two-thirds of the remaining Directors holding office is required to affirm such recommendation. A resignation under this Section 4.4 may be tendered by any Director orally or in writing at any meeting of the shareowners or of the Board of Directors, who shall at such meeting accept the same.

Section 4.5 REGULAR MEETINGS. - Regular meetings of the Board of Directors shall be held at such time and place as may be determined by the Board of Directors, but in no event shall the Board meet less than once a year.

Section 4.6 SPECIAL MEETINGS. - Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the Chief Executive Officer or any two (2) Directors. The Chief Executive Officer or Corporate Secretary may fix any place, either within or without the State of Iowa, whether in person or by telecommunications, as the place for holding any special meeting.

Section 4.7 NOTICE; WAIVER. - Notice of any meeting of the Board of Directors, unless otherwise provided pursuant to Section 4.5, shall be given at least two (2) days prior to the meeting by notice delivered to each Director. The notice need not describe the purpose of the meeting of the Board of Directors or the business to be transacted at such meeting. Any Director may waive notice of any meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of business because the meeting is not lawfully called or convened.

Section 4.8 QUORUM. - A majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting to some other day without further notice.

Section 4.9 MEETING PARTICIPATION. - Any or all members of the Board of Directors, or any committee thereof, may participate in a regular or special meeting by, or to conduct the meeting through, the use of any means of communication by which all participating directors may simultaneously hear each other during the meeting. A director participating in a meeting by means of such communication is deemed to be present in person at the meeting.

Section 4.10 ACTION WITHOUT MEETING. - Any action required or permitted to be taken at any meeting of the Directors of the Corporation or of any Committee of the Board may be taken without a meeting if each of the Directors or all of the members of the Committee of the Board, as the case may be, “signed” (as defined in the Iowa Business Corporation Act) a consent in writing setting forth the action so taken. Such consent shall have the same force and effect as a unanimous vote at a meeting and shall be filed with the Corporate Secretary of the Corporation to be included in the official records of the Corporation. The action taken is effective when the last Director signs the consent unless the consent specifies a different effective date.

Section 4.11 PRESUMPTION OF ASSENT. - A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless (a) the Director objects at the beginning of the meeting or promptly upon arrival to the holding of or transacting business at the meeting, (b) the Director's dissent or abstention shall be entered in the minutes of the meeting, or (c) the Director delivers written notice of the Director’s dissent or abstention with the presiding officer of the meeting before the adjournment thereof or to the Corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a Director who voted in favor of such action.

Section 4.12 VACANCIES. - Except as provided below, any vacancy occurring in the Board of Directors or on any Committee of the Board of Directors and any directorship to be filled by reason of an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, even if less than a quorum of the Board of Directors. The Director or Directors so chosen shall hold office until the next election of the Class for which such Director or Directors shall have been chosen and until their successors shall have been duly elected and qualified.

Section 4.13 COMPENSATION. - Non-management Directors and Board Committee Chairpersons shall receive reasonable compensation for their services, consistent with the market practices of other similarly situated companies. Directors who are employees of the Corporation shall receive no fees for serving as Directors. Board compensation will be determined by the Nominating and Corporate Governance Committee (or any other Committee of the Board of Directors performing similar functions) upon the recommendation of the Compensation and Personnel Committee (or any other Committee of the Board of Directors performing similar functions), with discussion and concurrence by the Board of Directors. No such compensation shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE V
COMMITTEES

Section 5.1 COMMITTEES. - The Board of Directors, by resolution adopted by the affirmative vote of a majority of all the directors then in office, may create one or more Committees (each such Committee to consist of one or more members of the Board of Directors), appoint members of the Board of Directors to serve on such Committees and designate other members of the Board of Directors to serve as alternates. Each such Committee shall (i) consist of the number of directors with the requisite qualifications, (ii) have the responsibilities and authority, (iii) meet such number of times per year and (iv) report the actions taken by such Committee to the Board of Directors, in each case as set forth in such Committee’s Charter approved from time to time by the Board of Directors subject to the Wisconsin Business Corporation Law, the Articles of Incorporation and these Bylaws. Subject to the Articles of Incorporation and these Bylaws, and unless otherwise provided by resolution of the Board of Directors, each Committee may make its own rules of procedure, shall meet where and as provided by such rules and shall keep regular minutes of its meetings. Unless otherwise provided by resolution of the Board of Directors, each Committee may employ counsel, accountants and other consultants to assist it in the exercise of its authority.

Section 5.2 CERTAIN COMMITTEE ACTIONS. To the extent specified by these Bylaws or by resolution of the Board of Directors a Committee may exercise the authority of the Board of Directors, except that a Committee may not do any of the following: (a) authorize or approve distributions, except according to a formula or method, or within limits, prescribed by the Board of Directors; (b) approve or propose to shareowners action that the Iowa Business Corporation Act requires to be approved by shareowners; (c) fill vacancies on the Board of Directors; or (d) adopt, amend or repeal bylaws.

ARTICLE VI
OFFICERS

Section 6.1 OFFICERS. - The Board of Directors shall elect a Chief Executive Officer, a President, such number of Vice Presidents with such designations as the Board of Directors at the time may decide upon, a Corporate Secretary, a Treasurer and a Controller. The Chief Executive Officer may appoint such other officers and assistant officers as may be deemed necessary. The same person may simultaneously hold more than one such office.

Section 6.2 TERM OF OFFICERS. - All officers, unless sooner removed, shall hold their respective offices until their successors, willing to serve, shall have been elected but any officer may be removed from office at any time by the Board of Directors.

Section 6.3 REMOVAL OF OFFICERS. - Any Officer may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer shall not of itself create contract rights.

Section 6.4 CHIEF EXECUTIVE OFFICER. - Subject to the control of the Board of Directors the Chief Executive Officer designated by the Board of Directors shall have and be responsible for the general management and direction of the business of the Corporation, shall establish the lines of authority and supervision of the Officers and employees of the Corporation, shall have the power to appoint and remove and discharge any and all agents and employees of the Corporation not elected or appointed directly by the Board of Directors, and shall assist the Board in the formulation of policies of the Corporation. The Chairperson of the Board, if Chief Executive Officer, may delegate any part of his or her duties to the President, or to one or more of the Vice Presidents of the Corporation.

Section 6.5 PRESIDENT. - The President, when he or she is not designated as and does not have the powers of the Chief Executive Officer, shall have such other powers and duties as may from time to time be prescribed by the Board of Directors or be delegated to him or her by the Chairperson of the Board or the Chief Executive Officer.

Section 6.6 VICE PRESIDENTS. - The Vice Presidents shall have such powers and duties as may be prescribed for him or her by the Board of Directors and the Chief Executive Officer. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the stead of the Chief Executive Officer and the President. The Board of Directors may designate any Vice President as being senior in rank or degree of responsibility and may accord such Vice President an appropriate title designating his or her rank, such as “Senior Vice President” or “Executive Vice President.”

Section 6.7 CORPORATE SECRETARY. - The Corporate Secretary shall attend all meetings of the Board of Directors, shall keep a record thereof in proper books to be provided for that purpose, and shall be responsible for the custody and care of the corporate seal, corporate records and minute books of the Corporation, and of all other books, documents and papers as in the practical business operation of the Corporation shall naturally belong in the office or custody of the Corporate Secretary, or shall be placed in his or her custody by the Chief Executive Officer or by the Board of Directors. He or she shall also act as Corporate Secretary of all shareowners’ meetings, and keep a record thereof. He or she shall, except as may be otherwise required by statute or by these Bylaws, sign, issue and publish all notices required for meetings of shareowners and of the Board of Directors. He or she shall be responsible for the custody of the stock books of the Corporation and shall keep a suitable record of the addresses of shareowners. He or she shall sign stock certificates, bonds and mortgages, and all other documents and papers to which his or her signature may be necessary or appropriate, shall affix the seal of the Corporation to all instruments requiring the seal, and shall have such other powers and duties as are commonly incidental to the office of Corporate Secretary, or as may be prescribed for him or her by the President or by the Board of Directors.

Section 6.8 TREASURER. - The Treasurer shall have charge of, and be responsible for, the collection, receipt, custody and disbursement of the funds of the Corporation, and shall deposit its funds in the name of the Corporation in such banks or trust companies as he or she shall designate and shall keep a proper record of cash receipts and disbursements. He or she shall be responsible for the custody of such books, receipted vouchers and other books and papers as in the practical business operation of the Corporation shall naturally belong in the office or custody of the Treasurer, or shall be placed in his or her custody by the President, or by the Board of Directors. He or she shall sign checks, drafts, and other paper providing for the payment of money by the Corporation for operating purposes in the usual course or business. He or she may, in the absence of the Corporate Secretary and Assistant Corporate Secretaries sign stock certificates. The Treasurer shall have such other powers and duties as are commonly incidental to the office of Treasurer, or as may be prescribed for him or her by the President or by the Board of Directors.

Section 6.9 CONTROLLER. - The Controller shall be the principal accounting Officer of the Corporation. He or she shall have full access to all minutes, contracts, correspondence and other papers and records of the Corporation relating to its business matters, and shall be responsible for the custody of such books and documents as shall naturally belong in the custody of the Controller and as shall be placed in his or her custody by the President or by the Board of Directors. The Controller shall have such other powers and duties as are commonly incidental to the office of Controller, or as may be prescribed for him or her by the President or by the Board of Directors.

Section 6.10 ASSISTANT OFFICERS. - The Assistant Corporate Secretaries, Assistant Treasurers, Assistant Controllers, and other Assistant Officers shall respectively assist the Corporate Secretary, Treasurer, Controller, and other Officers of the Corporation in the performance of the respective duties assigned to such principal Officer, and in assisting his or her principal Officer each assistant Officer shall to that extent and for such purpose have the same powers as his or her principal Officer. The powers and duties of any such principal Officer shall temporarily devolve upon an assistant Officer in case of the absence, disability, death, resignation or removal from office of such principal Officer.

ARTICLE VII
CERTIFICATES FOR SHARES AND THEIR TRANSFER

Section 7.1 CERTIFICATES FOR SHARES. - Each certificate representing shares of the Corporation shall state upon the face (a) that the Corporation is organized under the laws of the State of Iowa, (b) the name of the person to whom issued, and (c) the number and class of shares, and the designation of the series, if any, which such certificate represents, and each such certificate shall otherwise be in such form as shall be determined by the Board of Directors. Such certificates shall be signed either manually or in facsimile by the Chairman of the Board, or the Chief Executive Officer or the President and by the Corporate Secretary or an Assistant Corporate Secretary and shall be sealed with the corporate seal or a facsimile thereof. Any signature upon a certificate on behalf of a transfer agent and registrar may be manual or in facsimile. In case any officer or other authorized person who has signed or whose facsimile signature has been placed upon such certificate for the Corporation shall have ceased to be such officer or employee or agent before such certificate is issued, it may be issued by the Corporation with the same effect as if such person where an officer or employee or agent at the date of its issue. Each certificate for shares shall be consecutively numbered or otherwise identified.

All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

Section 7.2. TRANSFER OF SHARES. - Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by such person's legal representative, who shall furnish proper evidence of authority to transfer, or authorized attorney, by power of attorney duly executed and filed with the Corporate Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares.

Subject to the provisions of Section 3.10 of Article III of these Bylaws, the person in whose name shares stand on the books of the Corporation shall be treated by the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares, on the part of any other person, including (without limitation) a purchaser, assignee or transferee of such shares, or rights deriving from such shares, unless and until such purchaser, assignee, transferee or other person becomes the record holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the interest of such purchaser, assignee, transferee or other person. Except as provided in said Section 3.10 hereof, no such purchaser, assignee, transferee or other person shall be entitled to receive notice of the meetings of shareowners, to vote at such meetings, to examine the complete record of the shareowners entitled to vote at meetings, or to own, enjoy or exercise any other property or rights deriving from such shares against the Corporation, until such purchaser, assignee, transferee or other person has become the record holder of such shares.

Section 7.3 LOST, DESTROYED OR STOLEN CERTIFICATES. - When the owner claims that certificates for shares have been lost, destroyed or wrongfully taken, a new certificate shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, (b) files with the Corporation a sufficient indemnity bond if required by the Corporation and (c) satisfies such other reasonable requirements as may be provided by the Corporation.

Section 7.4 STOCK REGULATIONS. - The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with law as it may deem expedient concerning the issue, transfer and registration of shares of the Corporation.

Section 7.5 SHARES WITHOUT CERTIFICATES. - The Board of Directors hereby authorizes the issuance of any shares of its classes or series without certificates to the full extent that the Corporate Secretary determines that such issuance is allowed by applicable law and rules of any national securities exchange on which such shares are listed, any such determination to be conclusively evidenced by the delivery to the Corporation's transfer agent and registrar by the Corporate Secretary of a certificate referring to this Bylaw and providing instructions of the Corporate Secretary to the transfer agent and registrar to issue any such shares without certificates in accordance with applicable law. In any event, the foregoing authorization does not affect shares already represented by certificates until the certificates are surrendered to the Corporation.

ARTICLE VIII
INDEMNIFICATION AND LIABILITY OF DIRECTOR AND OFFICERS

Section 8.1 CERTAIN DEFINITIONS. - The following capitalized terms (including any plural forms thereof) used in this Article VIII shall be defined for purposes of this Article VIII as follows:

(a)    “Authority” shall mean the persons or entity selected by the Director or Officer to determine his or her right to indemnification pursuant to Section 8.4.

(b)    “Board” shall mean the entire then elected and serving Board of Directors of the Corporation, including without limitation all members thereof who are Parties to the subject Proceeding or any related Proceeding.

(c)    “Corporation,” as used in this Article VIII and as defined in the Statute and incorporated by reference into the definitions of certain other capitalized terms used herein, shall mean this Corporation, including, without limitation, any successor corporation or entity to this corporation by way of merger, consolidation or acquisition of all or substantially all of the capital stock or assets of this Corporation.

(d)    “Corporation Affiliate” shall include, without limitation, any corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise, whether domestic or foreign, that is an Affiliate (as defined in Section 3.2(c)(i) of these Bylaws) of the Corporation.

(e)    “Director or Officer” shall have the meaning set forth in the Statute; provided, that, for purposes of this Article VIII, (i) “Director or Officer” shall include a director or officer of a Subsidiary (whether or not otherwise serving as a Director or Officer), (ii) the term “employee benefit plan” as used in Section 490.850(2) of the Statute shall include an employee benefit plan sponsored, maintained or contributed to by a Subsidiary and (iii) it shall be conclusively presumed that any Director or Officer serving as a director, officer, partner, member, trustee, member of any governing or decision‑making committee, manager, employee or agent of a Corporation Affiliate shall be so serving at the request of the Corporation.

(f)    “Disinterested Quorum” shall mean a quorum of the Board who are “disinterested directors” (as defined in Section 490.850(3) of the Statute.

(g)    “Expenses” shall mean and include fees, costs, charges, disbursements, attorney fees and any other expenses incurred in connection with a Proceeding.

(h)    “Special Legal Counsel” shall mean a law firm, or a member of a law firm, or an independent practitioner that is experienced in matters of relevant corporation law and neither presently is, nor in the past three years has been, retained to represent (i) the Corporation or any Director or Officer in any matter material to such party (other than with respect to matters concerning the Director or Officer under this Article VIII), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Special Legal Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Corporation or the Director or Officer in an action to determine the Director’s or Officer’s rights.

(i)    “Liability” shall mean and include the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan, and reasonable Expenses.

(j)    “Party” shall have the meaning set forth in the Statute; provided, that, for purposes of this Article VIII, the term “Party” shall also include any Director or Officer or employee of the Corporation who is or was a witness in a Proceeding at a time when he or she has not otherwise been formally named a Party thereto.

(k)    “Proceeding” shall have the meaning set forth in the Statute; provided, that for purposes of this Article VIII, the term “Proceeding” shall include without limitation all Proceedings (i) brought under (in whole or in part) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, their respective state counterparts, and/or any rule or regulation promulgated under any of the foregoing; (ii) brought before an Authority or otherwise to enforce rights hereunder; (iii) involving any appeal from a Proceeding; and (iv) in which the Director or Officer is a plaintiff or petitioner because he or she is a Director or Officer; provided, however, that any such Proceeding under this subsection (iv) must be authorized by a majority vote of a Disinterested Quorum.

(l)    “Statute” shall mean Sections 490.850 through 490.859, inclusive, of the Iowa Business Corporation Act, Chapter 490 of the Iowa Statutes, as the same shall then be in effect, including any amendments thereto, but, in the case of any such amendment, only to the extent such amendment permits or requires the Corporation to provide broader indemnification rights than the Statute permitted or required the Corporation to provide prior to such amendment.

(m)    “Subsidiary” shall mean any direct or indirect subsidiary of the Corporation as determined for financial reporting purposes, whether domestic or foreign.

Section 8.2 MANDATORY INDEMNIFICATION OF DIRECTORS AND OFFICERS. - To the fullest extent permitted or required by the Statute, the Corporation shall indemnify a Director or Officer against all Liabilities incurred by or on behalf of such Director or Officer in connection with a Proceeding in which the Director or Officer is a Party because he or she is or was a Director or Officer, and this Section 8.2 shall be deemed to satisfy the requirement for authorization referred to in Section 490.855(3) of the Statute.

Section 8.3 PROCEDURAL REQUIREMENTS.

(a)    A Director or Officer who seeks indemnification under Section 8.2 shall make a written request therefor to the Corporation. Subject to Section 8.3(b), within sixty days of the Corporation’s receipt of such request, the Corporation shall pay or reimburse the Director or Officer for the entire amount of Liabilities incurred by the Director or Officer in connection with the subject Proceeding (net of any Expenses previously advanced pursuant to Section 8.5).

(b)    No indemnification shall be required to be paid by the Corporation pursuant to Section 8.2 if, within such sixty‑day period, (i) a Disinterested Quorum, by a majority vote thereof, determines that the Director or Officer requesting indemnification has not met the relevant standard of conduct described in Section 490.851 of the Statute or Section 490.856 of the Statute, as the case may be, or (ii) a Disinterested Quorum cannot be obtained.

(c)    In case of nonpayment pursuant to Section 8.3(b), the Board shall immediately authorize by resolution that an Authority, as provided in Section 8.4, determine whether the Director or Officer has met the relevant standard of conduct described in Section 490.851 of the Statute or Section 490.856 of the Statute, as the case may be, and, therefore, whether indemnification should be denied hereunder.

(d)    (i) If the Board does not authorize an Authority to determine the Director’s or Officer’s right to indemnification hereunder within such sixty‑day period and/or (ii) if indemnification of the requested amount of Liabilities is paid by the Corporation, then it shall be conclusively presumed for all purposes that a Disinterested Quorum has affirmatively determined that the Director or Officer has met the relevant standard of conduct described in Section 490.851 of the Statute or Section 490.856 of the Statute, as the case may be, and, in the case of subsection (i) above (but not subsection (ii)), indemnification by the Corporation of the requested amount of Liabilities shall be paid to the Director or Officer immediately.

Section 8.4 DETERMINATION OF INDEMNIFICATION.

(a)    If the Board authorizes an Authority to determine a Director’s or Officer’s right to indemnification pursuant to Section 8.3, then the Director or Officer requesting indemnification shall have the absolute discretionary authority to select one of the following as such Authority:

(i)    A Special Legal Counsel mutually selected by such Director or Officer and by a majority vote of a Disinterested Quorum or, if a Disinterested Quorum cannot be obtained, then by a majority vote of the Board; or

(ii)    A court pursuant to and in accordance with Section 490.854 of the Statute.

(b)    In any such determination by the selected Authority, there shall exist a rebuttable presumption that the Director or Officer has met the relevant standard of conduct described in Section 490.851 of the Statute or Section 490.856 of the Statute, as the case may be, and that indemnification against the requested amount of Liabilities is required. The burden of rebutting such a presumption by clear and convincing evidence shall be on the Corporation or such other party asserting that such indemnification should not be allowed.

(c)    The Authority shall make its determination within sixty days of being selected and shall submit a written opinion of its conclusion simultaneously to both the Corporation and the Director or Officer. If the Authority shall not have made a determination within such sixty-day period, then it shall be conclusively presumed for all purposes that the Authority has determined that the Director or Officer has a right to indemnification pursuant to Section 8.3 and the Director or Officer shall be entitled to such indemnification, absent (1) a misstatement by the Director or Officer of a material fact, or an omission of a material fact necessary to make the Director’s or Officer’s statement not materially misleading, in connection with the request for indemnification, or (2) an express prohibition under applicable law against determining the Director’s or Officer’s entitlement to indemnification in this matter; provided, however, that such sixty-day period may be extended for a reasonable time, not to exceed an additional thirty days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto.

(d)    If the Authority determines (or is deemed to have determined) that indemnification is required hereunder, then the Corporation shall pay the entire requested amount of Liabilities (net of any Expenses previously advanced pursuant to Section 8.5), including interest thereon at a reasonable rate, as determined by the Authority, within ten days of receipt of the Authority’s opinion; provided, that, if it is determined by the Authority that a Director or Officer is entitled to indemnification against Liabilities’ incurred in connection with some claims, issues or matters, but not as to other claims, issues or matters, involved in the subject Proceeding, then the Corporation shall be required to pay (as set forth above) only the amount of such requested Liabilities as the Authority shall deem appropriate in light of all of the circumstances of such Proceeding.

(e)    The determination by the Authority that indemnification is required hereunder shall be binding upon the Corporation, regardless of any prior determination that the Director or Officer has not met the relevant standard of conduct described in Section 490.851 of the Statute or Section 490.856 of the Statute, as the case may be.

(f)    All Expenses incurred in the determination process under this Section 8.4 by either the Corporation or the Director or Officer, including, without limitation, all Expenses of the selected Authority, shall be paid by the Corporation.

Section 8.5 MANDATORY ADVANCE OF EXPENSES.

(a)    The Corporation shall pay or reimburse from time to time or at any time, within ten days after the receipt of the Director’s or Officer’s written request therefor, the reasonable Expenses of the Director or Officer as such Expenses are incurred, and this Section 8.5 shall be deemed to satisfy the requirement for authorization referred to in Section 490.853(3) of the Statute; provided, the following conditions are satisfied:

(i)    The Director or Officer furnishes to the Corporation an executed written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Section 490.851 of the Statute or Section 490.856 of the Statute, as the case may be, or, in the case of a Director, that the Proceeding involved conduct for which liability has been eliminated under a provision of the Articles of Incorporation; and

(ii)    The Director or Officer furnishes to the Corporation an unsecured executed written undertaking to repay any funds advanced made under this Section 8.5 if it is ultimately determined by an Authority that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to Section 8.4.

(b)    If the Director or Officer must repay any previously advanced Expenses pursuant to this Section 8.5, then such Director or Officer shall not be required to pay interest on such amounts.

Section 8.6 INDEMNIFICATION AND ALLOWANCE OF EXPENSES OF CERTAIN OTHERS.

(a)    The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify a director or officer of a Corporation Affiliate (who is not otherwise serving as a Director or Officer) against all Liabilities, and shall advance the reasonable Expenses, incurred by such director or officer in a Proceeding to the same extent hereunder as if such director or officer incurred such

Liabilities because he or she was a Director or Officer, if such director or officer is a Party thereto because he or she is or was a director or officer of the Corporation Affiliate.

(b)    The Corporation shall indemnify an employee who is not a Director or Officer, to the extent he or she has been successful on the merits or otherwise in defense of a Proceeding, for all reasonable Expenses incurred in the Proceeding if the employee was a Party because he or she was an employee of the Corporation.

(c)    The Board may, in its sole and absolute discretion as it deems appropriate, pursuant to a majority vote thereof, indemnify (to the extent not otherwise provided in Section 8.6(b)) against Liabilities incurred by, and/or provide for the allowance of reasonable Expenses of, an employee or authorized agent of the Corporation acting within the scope of his or her duties as such and who is not a Director or Officer.

Section 8.7 INSURANCE. - The Corporation may purchase and maintain insurance on behalf of a Director or Officer or any individual who is or was an employee or authorized agent of the Corporation against any Liability asserted against or incurred by such individual in his or her capacity as such or arising from his or her status as such, regardless of whether the Corporation is required or permitted to indemnify against any such Liability under this Article VIII.

Section 8.8 NOTICE TO THE CORPORATION. - A Director or Officer or an employee of the Corporation shall promptly notify the Corporation in writing when he or she has actual knowledge of a Proceeding that may result in a claim of indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Corporation of any liability to the Director or Officer or employee hereunder unless the Corporation shall have been irreparably prejudiced by such failure (as determined, in the case of Directors or Officers only, by an Authority selected pursuant to Section 8.4(a)).

Section 8.9 SEVERABILITY. - If any provision of this Article VIII shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article VIII contravene public policy, then this Article VIII shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable; it being understood that it is the Corporation’s intention to provide Directors and Officers with the broadest possible protection against personal liability allowable under the Statute.

Section 8.10 NONEXCLUSIVITY OF ARTICLE VIII. - The rights of a Director or Officer or an employee of the Corporation (or any other person) granted under this Article VIII shall not be deemed exclusive of any other rights to indemnification against Liabilities or allowance of Expenses which the Director or Officer or employee of the Corporation (or such other person) may be entitled to under any written agreement, Board resolution, vote of shareowners of the Corporation or otherwise, including, without limitation, under the Statute. Nothing contained in this Article VIII shall be deemed to limit the Corporation’s obligations to indemnify against Liabilities or allow Expenses to a Director or Officer or an employee of the Corporation under the Statute.

Section 8.11 CONTRACTUAL NATURE OF ARTICLE VIII; REPEAL OR LIMITATION OF RIGHTS. - This Article VIII shall be deemed to be a contract between the Corporation and each Director or Officer and employee of the Corporation and any repeal or other limitation of this Article VIII or any repeal or limitation of the Statute or any other applicable law shall not limit any rights of indemnification against Liabilities or allowance of Expenses then existing or arising out of events, acts or omissions occurring prior to such repeal or limitation, including, without limitation, the right to indemnification against Liabilities or allowance of Expenses for Proceedings commenced after such repeal or limitation to enforce this Article VIII with regard to acts, omissions or events arising prior to such repeal or limitation. If the Statute is amended to permit or require the Corporation to provide broader indemnification rights than this Article VIII permits or requires, then this Article VIII shall be automatically amended and deemed to incorporate such broader indemnification rights.

ARTICLE IX
MISCELLANEOUS

Section 9.1 FISCAL YEAR. - The fiscal year of the Corporation shall be the calendar year.

Section 9.2 DIVIDENDS. - Subject to the provisions of law or the Articles of Incorporation, the Board of Directors may, at any regular or special meeting, declare dividends upon the capital stock of the Corporation payable out of surplus (whether earned or paid-in) or profits as and when they deem expedient. Before declaring any dividend there may be set apart out of surplus or profits such sum or sums as the directors from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for such other purposes as the directors shall deem conducive to the interests of the Corporation.

Section 9.3 CONTRACTS, CHECKS, DRAFTS, DEEDS, LEASES AND OTHER INSTRUMENTS. - All contracts, checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors or corporate policy adopted by the Board of Directors. The Board may authorize by resolution or corporate policy adopted by the Board of Directors any officer or officers to enter into and execute any contract or instrument of indebtedness in the name of the Corporation, and such authority may be general or confined to specific instances. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks or other depositories as the Treasurer may authorize.

All contracts, deeds, mortgages, leases or instruments that require the corporate seal of the Corporation to be affixed thereto shall be signed by the President or a Vice President, and by the Corporate Secretary, or an Assistant Corporate Secretary, or by such other officer or officers, or person or persons, as the Board of Directors may by resolution or corporate policy adopted by the Board of Directors prescribe.

Section 9.4 VOTING OF SHARES OWNED BY THE CORPORATION. - Subject always to the specific directions of the Board of Directors, any share or shares of stock issued by any other corporation and owned or controlled by the Corporation may be voted at any shareowners' meeting of such other corporation by the Chief Executive Officer of the Corporation, if present, or if absent by any other officer of the Corporation who may be present. Whenever, in the judgment of the Chief Executive Officer, or if absent, of any officer, it is desirable for the Corporation to execute a proxy or give a shareowners' consent in respect to any share or shares of stock issued by any other corporation and owned by the Corporation, such proxy or consent shall be executed in the name of the Corporation by the Chief Executive Officer or one of the officers of the Corporation and shall be attested by the Corporate Secretary or an Assistant Corporate Secretary of the Corporation without necessity of any authorization by the Board of Directors. Any person or persons designated in the manner above stated as the proxy or proxies of the Corporation shall have full right, power and authority to vote the share or shares of stock issued by such other corporation and owned by the Corporation in the same manner as such share or shares might be voted by the Corporation.

Section 9.5 NOTICES. - Whenever any statute, the Articles of Incorporation of these Bylaws requires the Corporation to deliver notice to any shareowner or Director, such notice may be delivered in writing by mail or by “electronic transmission” (as defined in the Iowa Business Corporation Act). Written notice pursuant to the foregoing sentence shall be deemed to be effective (a) when mailed, if mailed postpaid and addressed to the shareowner’s address shown in the Corporation’s current record of shareowners or to the Director’s address that the Director has designated to the Corporate Secretary of the Corporation or (b) when electronically transmitted to the shareowner in a manner authorized by the shareowner or to the Director as the Director may have designated to the Corporate Secretary of the Corporation. Notice to Directors may also be given in person; by other method of delivery (meaning any method of delivery used in conventional commercial practice, including delivery by hand, commercial overnight delivery or private carrier); by telephone, voice mail, or other electronic means. Oral notice is effective when communicated. Other written notice is effective as follows: if delivered by hand or by private carrier, when received; if given by commercial overnight delivery, on the day the service undertakes to make delivery; and if given by facsimile, at the time transmitted to a facsimile number the recipient has provided.

ARTICLE X
AMENDMENT OR REPEAL OF BYLAWS

Section 10.1 AMENDMENTS BY BOARD OF DIRECTORS. - Except as otherwise provided by the Iowa Business Corporation Act or the Articles of Incorporation, these Bylaws may be amended or repealed and new Bylaws may be adopted by the Board of Directors by the affirmative vote of a majority of the number of directors present at any meeting at which a quorum is in attendance; provided, however, that the shareowners in adopting, amending or repealing a particular Bylaw may provide therein that the Board of Directors may not amend, repeal or readopt that Bylaw.

Section 10.2 IMPLIED AMENDMENT. - Any action taken or authorized by the shareowners or by the Board of Directors which would be inconsistent with the Bylaws then in effect but which is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the Bylaws so that the Bylaws would be consistent with such action shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.